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   As filed with the Securities and Exchange Commission on December 10, 1999

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                           Z-Tel Technologies, Inc.
            (Exact name of registrant as specified in its charter)

              Delaware                                    59-3501119
    (State or Other Jurisdiction                       (I.R.S. Employer
  of Incorporation or Organization)                 Identification Number)

                                ---------------

                 601 South Harbour Island Boulevard, Suite 220
                             Tampa, Florida  33602
                 (Address, including Zip Code, of Registrant's
                         Principal Executive Offices)


                                  Copies to:
       Randall C. Bassett, Esq.                      Mark C. Smith
       Michelle D. Bergman, Esq.       Skadden, Arps, Slate, Meagher & Flom LLP
           Latham & Watkins                        919 Third Avenue
           885 Third Avenue                    New York, New York 10022
       New York, New York 10022                     (212) 735-3000
            (212) 906-1200



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [X]

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Securities Act registration statement file number to which this form relates:
333-89063

Securities to be registered pursuant to Section 12(g) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
    -------------------                     ------------------------------
Common Stock, $0.01 par value                   Nasdaq National Market

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Item 1.  Description Of Registrant's Securities To Be Registered.

On December 10, 1999, the registrant filed with the Securities and Exchange Commission (the "Commission") Amendment No. 2 to its Registration Statement on Form S-1, File No. 333-89063, with respect to its Common Stock, par value $0.01 per share (the "Common Stock"). The securities to be registered pursuant to this Registration Statement on Form 8-A were described in the registration statement referred to above under the caption "Description of Capital Stock," and such description is incorporated by reference herein in response to the information required by this Item. Such description incorporated by reference herein shall be filed with copies of the application filed with The Nasdaq Stock Market, Inc. (the "Nasdaq National Market").

Item 2.  Exhibits.

The following exhibits shall be filed with each copy of this Registration Statement filed with the Nasdaq National Market, and are incorporated by reference herein to the exhibits in the Registration Statement on Form S-1 previously filed with the Commission:

*  3.1  Amended and Restated Certificate of Incorporation of the Registrant

*  3.2  Amended and Restated Bylaws of the Registrant

*  4.1  Form of Common Stock certificate

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*  Incorporated by reference to the exhibits in the Registration Statement on
Form S-1 previously filed by the registrant (Registration no. 333-89063).
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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Z-Tel Technologies, Inc.


Date: December 10, 1999                 By:   /s/ John M. Hutchens
                                           --------------------------
                                           John M. Hutchens
                                           Chief Financial Officer